NUNZiA Pharmaceutical

Date: February 27, 2021

Company: Global WholeHealth Partners Corp
Contact Name: Charles Strongo CEO
Address: 1402 North El Camino Real
San Clemente, CA 92673
Office Number: (949) 503-2801

Re: Letter to Sell Vaccines

Dear **Mr. Strongo**

Nunzia Pharmaceutical has been given the right the sell the ADZ 1222 Covid 19 Vaccine by THAMEEN HEALTHCARE TRADING LLC) , also known as the Astra-Zeneca vaccine. Nunzia Pharmaceutical is giving Global WholeHealth Partners Corp the right to sell and distribute the vaccine in accordence the guidelines that were given to Nunzia Pharmaceutical.

Global will have the full right as a distributors of Nunzia Pharmaceutical to sell the vaccine to anywhere in the world. The price of the vaccine will be given in a separate letter.

We understand time is of the essence and we are here to help rapidly your needs.

If you have any question please do not hesitate to contact us.

Respectfully,

DocuSigned by:
Michael Mitsunaga
2F4781E5695447C...

Michael Mitsunaga
President
Nunzia Pharmaceutical| nunziapharma.com
O: (949) 503-2801|**C: 714-609-9117**